___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street Suite 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2533

700 West Hillsboro Blvd., Building 3 Suite 207, Deerfield Beach FL 33441

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On February 9, 2012, the Company issued an aggregate of 300,000 shares of Series C Preferred Stock (hereafter, the “Preferred Stock”) in equal amounts to Robert Howie, Chene Gardner, and Douglas McFarland, each members of the Board of Directors. The Preferred Stock contains no economic rights whatsoever, including no rights to participate in dividends, distributions, or the net assets of the Company upon liquidation, as well as no right to convert such shares into common stock or other securities of the Company. Each share of Preferred Stock does, however, possess 100,000 votes per share and is entitled to vote together with holders of the company’s common stock on all matters upon which common stockholders may vote. No solicitation was made in connection with these transactions and no underwriting discounts were made or given. The Company believes that the issuance of the Series C Preferred Stock was a transaction not involving a public offering and was exempt from registration with the Securities and Exchange Commission pursuant to Rule 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders

On February 9, 2012, the Company’s Board of Directors approved the issuance of the Preferred Stock as described in Item 3.02 above. The particular rights, preferences, privileges, and other characteristics of the Preferred are detailed in the Certificate of Designation to the Company’s Articles of Incorporation attached as an exhibit to this Current Report.

Item 5.01 Change in Control of Registrant

On February 9, 2012, the Company issued 300,000 shares of Preferred Stock, having the rights, preferences, and privileges as described in Item 3.02 above. The Preferred Stock is held in a voting trust that is controlled by Douglas McFarland, a member of the Board of Directors of the Company. As a result of such issuances and the creation of the voting trust, Mr. McFarland may unilaterally determine the election of directors of the Company for the foreseeable future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2012, the Board of Directors dismissed Mark Klok as the Company’s Chief Executive Officer and Secretary. Mr. Klok had served in these capacities since November 5, 2011 and had also served as the Company’s Chief Executive Officer, and Secretary from November 9, 2009 to September 19, 2011.

Also on February 9, 2012, holders of a majority of the voting shares of the Company dismissed Mr. Klok from the Company’s Board of Directors. Mr. Klok had served as a member of the Board since November 9, 2009.

Also on February 9, 2012, the Company appointed Douglas McFarland and Chene Gardner to its Board of Directors and appointed Mr. Gardner as Chairman, Chief Financial Officer, and Secretary.

A summary of the background and business experience of Messrs. McFarland and Gardner is as follows:

Douglas McFarland. Mr. McFarland, age 68, is a registered Geologist, certified Engineering Geologist, and Licensed Hydrologist with the State of Washington. He is also a member of the American Institute of Professional Geologists, Society of Exploration Geophysicists, and Association of Engineering Geologists. Since 2009, he has been a consulting geologist with various mining clients (including the Company) in respect of projects located in the Philippines, Mexico, and the U.S.. From 2007 to 2009, he was employed as a consulting geologist with North American Oil & Minerals, Inc., a Canadian mining exploration company, in respect of mining properties located in Colorado. In 2007, he was a contract geophysicist for Williamson Associates, Inc. where he performed a complex resistivity survey to locate shallow marine illmenite deposits in the Indian Ocean near Richard’s Bay, South Africa. Prior to his association with Williamson Associates, he has provided a variety of geological and geophysical consulting services for a number of clients, and has served as an executive officer of various small mining companies. Mr. McFarland holds a B.A. and a B.S. in Geology from Eastern Washington State College, where he undertook graduate studies in geophysics and geochemistry prior to studying economic at Colorado School of Mines.

Chene Gardner. In addition to his new role as Chairman and Secretary of the Company, Mr. Gardner, age 47, has served as the Company’s Chief Financial Officer since April 2010. Mr. Gardner is also an executive officer and director of Legal Life Plans, Inc. (“LLFP”), a filer of reports with the Commission under the Exchange Act. Mr. Gardner was appointed as CEO, CFO and as a director of LLFP in July 2007, May 2004, and August 2004, respectively. Mr. Gardner also serves as an executive officer and director of Start Scientific, Inc., a filer of reports with the Commission under the Exchange Act, and has served in these capacities since March 2004. Mr. Gardner has served as the Financial Controller of Fuelstream, Inc., also a filer of reports with the Commission under the Exchange Act, since March, 2001. Mr. Gardner also has five years of auditing and accounting experience with the firm of Deloitte & Touche LLP from June 1990 to August, 1995, serving clients in the banking, manufacturing, and retail industries. Mr. Gardner holds Bachelor and Master of Accounting degrees from Weber State University.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On February 9, 2012, the Company’s Board of Directors approved a Certificate of Designation to the Company’s Articles of Incorporation, specifying the rights, privileges, preferences, and restrictions of the Series C Preferred Stock described in Item 3.02 above. The Certificate of Designation is attached as an exhibit to this Current Report.

Also on February 9, 2012, the Board of Directors amended and restated the Company’s Bylaws in their entirety. The principal purpose of the restatement was to remove the requirement that all actions taken by the Board at a duly called meeting be made by unanimous vote and, instead, require that such vote be a majority of directors then present at the meeting. A copy of the amended and restated Bylaws of the Company is attached to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 9, 2012, holders of a majority of the voting securities of the Company dismissed Mark Klok from the Company’s Board of Directors as described in Item 5.02 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3(i) Certificate of Designation to the Articles of Incorporation of Alto Group Holdings, Inc.

3(ii) Amended and Restated Bylaws of Alto Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: February 13, 2012	By:	/s/ Chene Gardner
Chene Gardner Secretary